EXHBIT 1

October 27, 2005


VIA TELEFAX (818) 761-1072
and REGULAR MAIL
Mr. Mitch Francis
TIX Corporation
12001 Ventura Place
Suite 340
Studio City, CA 91604


      RE:    Notice of Default/Settlement to Cure


Dear Mr. Francis :

We represent Advantage Capital Development Corp. ("Advantage Capital" or the "Holder"). You are in receipt of our Notice of Default letter dated September 28, 2005 in regard to Tix Corporation's ("TIX" or the "Borrower") default on the Secured Note made by Borrower in favor of Holder (the "Note") in the principal amount of $530,000. Such default resulted from the Borrower's failing to have its registration statement declared effective by the specified Filing Date according to the terms of the Note.

This letter will confirm that Advantage Capital hereby rescinds such default letter and accepts Borrower's proposed payment plan, as stated herein, to cure the liquidated damages owed to Advantage Capital. The proposed payment plan consists of three equal installments or $10,600.00, payable on the 18th day of each month beginning October 18, 2005 and ending December 18, 2005 ("Payment Plan"). In consideration thereof, Advantage Capital hereby rescinds its Notice of Default. Borrower agrees to male all payments in full according to the payment schedule set forth herein and to have Borrower's registration statement declared effective by the United States Securities and Exchange Commission by no later than November 30, 2005. If the Borrower's registration statement is declared effective by November 30, 2005, the Holder shall forgo the October and November payments due from the Borrower according to the Payment Plan. If the Borrower's registration statement is not declared effective by such date, the Notice of Default shall be reinstated and all amounts due and owing to Advantage Capital shall immediately become payable.

Please confirm your agreement, with the terms contained herein by signing this letter below and returning the document to my office via facsimile.

Very truly yours,

ANSLOW & JACLIN, LLP

By: __________________________
          GREGG E. JACLIN
                                          AGREED TO BY:

                                 TIX CORPORATION

                                          By: /s/ Mitchell J. Francis
                                              __________________________
                                                  MITCHELL J. FRANCIS